Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS RECORD FOURTH QUARTER
DILUTED EPS OF $2.55 AND RECORD FULL YEAR DILUTED EPS OF $10.76

- Reports Record Full Year Net Income of $87.3 Million -

Dayton, Ohio, (March 25, 2015) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2014 fourth quarter (“Q4 ’14”) and year ended January 31, 2015. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/271-4657

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX American Resources’ Q4 ’14 results principally reflect its interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five remaining plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q4 ’14 net sales and revenue were $127.7 million, compared with $146.1 million in Q4 ’13. Primarily reflecting solid ethanol crush spread margins in Q4 ’14, the Company’s gross profit rose to $30.0 million, compared to $26.3 million in the prior year period. Reflecting the ethanol industry environment during the period and strong plant operations, Q4 ’14 equity in income of unconsolidated ethanol affiliates increased to $7.9 million, from $7.6 million in Q4 ’13. The improved quarterly gross profit and income of unconsolidated ethanol affiliates resulted in Q4 ’14 net income from continuing operations before income taxes and non-controlling interests of $33.4 million, compared with $27.9 million in Q4 ’13.

Net income attributable to REX shareholders in Q4 ’14 rose to $20.3 million, compared to $15.9 million in Q4 ’13, while Q4 ’14 diluted net income per share attributable to REX common shareholders was a record $2.55 per share, compared to $1.95 per share in Q4 ’13. Per share results in Q4 ’14 and Q4 ’13 are based on 7,968,000 and 8,129,000 diluted weighted average shares outstanding, respectively.

Net sales and revenue for the twelve months ended January 31, 2015 declined to $572.2 million, from $666.0 million in fiscal 2013, while gross profit for fiscal 2014 more than doubled to $141.9 million, from $64.3 million in fiscal 2013. Fiscal 2014 equity in income of unconsolidated ethanol affiliates also increased substantially to $32.2 million, compared with $17.2 million in fiscal 2013. This led to fiscal 2014 income from continuing operations before income taxes and non-controlling interests more than doubling to $152.8 million, compared with $59.9 million in fiscal 2013.

- more -

REX American Resources Q4 ’14 Results, 3/25/15	page 2

For fiscal 2014, REX reported net income attributable to REX shareholders of $87.3 million, a 149% increase compared with $35.1 million in fiscal 2013, while diluted net income per share attributable to REX common shareholders rose to a record $10.76 in fiscal 2014, compared to $4.29 per share in fiscal 2013. Per share results for the fiscal year ended January 31, 2015 and January 31, 2014, are based on 8,118,000 and 8,180,000 diluted weighted average shares outstanding, respectively.

REX CEO, Stuart Rose, commented, “We are pleased to report record fourth quarter and full year earnings and earnings per share, reflecting the strength during fiscal 2014 of the ethanol industry as well as the strategic locations and operational efficiency of our plants and our talented and dedicated operating team.”

Balance Sheet and Share Repurchase Program

At January 31, 2015, REX had cash and cash equivalents of $137.7 million, $82.9 million, of which was at the parent company, and $54.8 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents at January 31, 2014, of $105.1 million, $63.3 million of which was at the parent company, and $41.8 million of which was at its consolidated ethanol production facilities.

REX repurchased 161,224 common shares in Q4 ’14 at an average price per share of $60.94, bringing the total shares repurchased in fiscal 2014 to 283,979 common shares at an average price per share of $64.22. The Company is currently authorized to repurchase up to an additional 497,582 shares of common stock. Reflecting all share repurchases to date, REX has 7,899,607 shares outstanding.

At January 31, 2015, REX had lease agreements as landlord for four former retail store locations. REX has three owned former retail stores that were vacant at January 31, 2015, which it is marketing to either lease or sell. The Company sold four former retail store locations during fiscal 2014.

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
Average selling price per gallon of ethanol	$1.81	$1.86	$2.00	$2.20
Average selling price per ton of dried distillers grains	$117.08	$203.69	$166.00	$233.27
Average selling price per pound of non-food grade corn oil	$0.28	$0.36	$0.32	$0.38
Average selling price per ton of modified distillers grains	$57.51	$97.83	$63.47	$114.91
Average cost per bushel of grain	$3.54	$4.50	$3.99	$6.27
Average cost of natural gas (per mmbtu)	$5.22	$5.41	$6.10	$4.54

- more -

REX American Resources Q4 ’14 Results, 3/25/15	page 3

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation
Ethanol Ownership Interests/Effective Annual Gallons Shipped as of January 31, 2015
(gallons in millions)

Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	110.6	74%	81.8

NuGen Energy, LLC (Marion, SD)	115.9	99%	114.7

Patriot Holdings, LLC (Annawan, IL)	126.2	27%	34.1

Big River Resources West Burlington, LLC (West Burlington, IA)	108.0	10%	10.8

Big River Resources Galva, LLC (Galva, IL)	119.0	10%	11.9

Big River United Energy, LLC (Dyersville, IA)	124.9	5%	6.2

Big River Resources Boyceville, LLC (Boyceville, WI)	57.8	10%	5.8

Total	762.4	n/a	265.3

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities, which in aggregate shipped approximately 762 million gallons of ethanol over the twelve month period ended January 31, 2015. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended January 31, 2015) by the ethanol production facilities in which it has ownership interests was approximately 265 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:

Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q4 ’14 Results, 3/25/15	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
Net sales and revenue	$127,651	$146,073	$572,230	$666,045
Cost of sales	97,677	119,729	430,291	601,757
Gross profit	29,974	26,344	141,939	64,288
Selling, general and administrative expenses	(4,058)	(5,318)	(19,422)	(17,846)
Equity in income of unconsolidated ethanol affiliates	7,907	7,617	32,229	17,175
Interest and other income	113	76	369	234
Interest expense	(338)	(850)	(2,074)	(3,898)
Loss on disposal of real estate and property and equipment, net	(230)	—	(238)	—
Losses on derivative financial instruments, net	—	(9)	(1)	(39)
Income from continuing operations before income taxes and non-controlling interests	33,368	27,860	152,802	59,914
Provision for income taxes	(9,616)	(9,726)	(49,649)	(20,751)
Income from continuing operations including non-controlling interests	23,752	18,134	103,153	39,163
Income (loss) from discontinued operations, net of tax	256	(217)	234	325
Gain on disposal of discontinued operations, net of tax	199	16	327	741
Net income including non-controlling interests	24,207	17,933	103,714	40,229
Net income attributable to non-controlling interests	(3,859)	(2,059)	(16,377)	(5,156)
Net income attributable to REX common shareholders	$20,348	$15,874	$87,337	$35,073

Weighted average shares outstanding – basic	7,968	8,089	8,109	8,137

Basic income per share from continuing operations*	$2.50	$1.99	$10.70	$4.18
Basic income (loss) per share from discontinued operations*	0.03	(0.03)	0.03	0.04
Basic income per share on disposal of discontinued operations*	0.02	—	0.04	0.09
Basic net income per share attributable to REX common shareholders	$2.55	$1.96	$10.77	$4.31

Weighted average shares outstanding – diluted	7,968	8,129	8,118	8,180

Diluted income per share from continuing operations*	$2.50	$1.98	$10.69	$4.16
Diluted income (loss) per share from discontinued operations*	0.03	(0.03)	0.03	0.04
Diluted income per share on disposal of discontinued operations*	0.02	—	0.04	0.09
Diluted net income per share attributable to REX common shareholders	$2.55	$1.95	$10.76	$4.29
Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$19,893	$16,075	$86,776	$34,007
Income (loss) from discontinued operations, net of tax	455	(201)	561	1,066
Net income	$20,348	$15,874	$87,337	$35,073

*	Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

- balance sheets follow -

REX American Resources Q4 ’14 Results, 3/25/15	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands) Unaudited

	January 31,
	2015	2014
CURRENT ASSETS:
Cash and cash equivalents	$137,697	$105,149
Restricted cash	—	500
Accounts receivable	8,794	16,486
Inventory	18,062	19,370
Refundable income taxes	3,019	268
Prepaid expenses and other	5,810	4,891
Deferred taxes-net	2,363	2,146
Total current assets	175,745	148,810
Property and equipment-net	194,447	202,258
Other assets	6,366	5,388
Equity method investments	80,389	71,189
Restricted investments and deposits	—	223
TOTAL ASSETS	$456,947	$427,868
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long term debt	$—	$12,226
Accounts payable – trade	9,210	6,626
Derivative financial instruments	—	1,141
Accrued expenses and other current liabilities	10,347	12,147
Total current liabilities	19,557	32,140
LONG TERM LIABILITIES:
Long term debt	—	63,500
Deferred taxes	42,768	19,613
Other long term liabilities	1,658	1,862
Total long term liabilities	44,426	84,975
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,791	144,051
Retained earnings	444,438	357,101
Treasury stock, 21,954 and 21,753 shares, respectively	(239,557)	(222,170)
Total REX shareholders’ equity	349,971	279,281
Non-controlling interests	42,993	31,472
Total equity	392,964	310,753
TOTAL LIABILITIES AND EQUITY	$456,947	$427,868

- statements of cash flows follow -

REX American Resources Q4 ’14 Results, 3/25/15	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Years Ended January 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$103,714	$40,229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,787	17,284
Impairment charges on real estate	68	55
Income from equity method investments	(32,229)	(17,175)
Dividends received from equity method investments	22,889	5,804
Derivative financial instruments	(1,141)	(1,648)
Gain on disposal of real estate and property and equipment	(275)	(1,015)
Deferred income tax	22,473	15,987
Excess tax benefit from stock option exercise	(441)	(64)
Changes in assets and liabilities:
Accounts receivable	7,692	(4,919)
Inventory	1,308	5,549
Prepaid expenses and other assets	(1,929)	(1,490)
Income taxes refundable	(1,985)	1,480
Accounts payable-trade	2,030	1,721
Accrued expenses and other liabilities	(1,745)	2,637
Net cash provided by operating activities	137,216	64,435
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,927)	(3,518)
Repayment of note receivable	6	681
Proceeds from sale of real estate and property and equipment	1,778	8,876
Restricted cash	500	(500)
Restricted investments and deposits	323	1,293
Net cash (used in) provided by investing activities	(7,320)	6,832
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt	(75,726)	(31,203)
Stock options exercised	931	1,072
Payments to non-controlling interests holders	(4,856)	(1,638)
Excess tax benefit from stock option exercises	441	64
Treasury stock acquired	(18,138)	(3,486)
Net cash used in financing activities	(97,348)	(35,191)
NET INCREASE IN CASH AND CASH EQUIVALENTS	32,548	36,076
CASH AND CASH EQUIVALENTS-Beginning of year	105,149	69,073
CASH AND CASH EQUIVALENTS-End of year	$137,697	$105,149
Non cash financing activities - Cashless exercise of stock options	$100	$—
Non cash investing activities – Accrued capital expenditures	$804	$250
Non cash investing activities – Loan receivable granted in connection with sale of real estate	$475	$—

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